--------------------------------------------------------------------------------


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                                Fonix Corporation
.................................................................................
                  (Name of Registrant as Specified in Charter)

.................................................................................
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:


[  ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
         1)       Amount Previously Paid:......................................
         2)       Form, Schedule or Registration Statement No..................
         3)       Filing Party:................................................
         4)       Date Filed:..................................................
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



                                Fonix Corporation
                             180 West Election Road
                                    Suite 200
                               Draper, Utah 84020

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 22, 2003

To the Shareholders:

         Notice is hereby given that the Annual Meeting of the Shareholders of Fonix Corporation (the "Company") will be held at the Salt Lake City Center Marriott Hotel, located at 220 South State Street, Salt Lake City, Utah 84111, on Monday, December 22, 2003, at 10:00 a.m., M.S.T., for the following purposes, which are discussed in the following pages and which are made part of this Notice:

         1. To elect three directors, each to serve until the next annual meeting of shareholders and until his or her successor is elected and shall qualify;

         2. To approve the Board of Directors' selection of Hansen, Barnett & Maxwell as the Company's independent public accountants for the fiscal year ending December 31, 2003; and

         3. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on Friday, October 31, 2003, as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 180 West Election Road, Suite 200, Draper, Utah 84020, during the ten business days prior to the meeting.

         You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

                              By Order of the Board of Directors,

                              /s/ Thomas A. Murdock
Salt Lake City, Utah
November 10, 2003             Thomas A. Murdock,
                              Chairman of the Board and Chief Executive Officer

                                Fonix Corporation
                             180 West Election Road
                                    Suite 200
                               Draper, Utah 84020
                                 (801) 553-6600

              -----------------------------------------------------


                                 PROXY STATEMENT

              -----------------------------------------------------


                         ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of Fonix Corporation ("Fonix" or the "Company") for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Salt Lake City Center Marriott Hotel, located at 220 South State Street, Salt Lake City, Utah 84111, on Monday, December 22, 2003, at 10:00 a.m., M.S.T., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If a signed proxy is returned but no specific instructions are given, the shares will be voted (i) FOR the nominees for directors set forth herein; and (ii) FOR approval of Hansen, Barnett & Maxwell as the Company's independent public accountants for the fiscal year ending December 31, 2003; and (iii) FOR approval of the Company's 2002 Employee Compensation Plan. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Class A common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non- votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company. (The Company anticipates that the inspectors will be employees, attorneys or agents of the Company.)

The close of business on Friday, October 31, 2003, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 45,495,963 shares of the Company's Class A common stock outstanding and entitled to vote, held by 1,219 holders of record. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about November 14, 2003.

              -----------------------------------------------------

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no fewer than three. Presently, the Company's Board of Directors consists of five members, all of whom are nominees for reelection at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

         The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

               IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     THOMAS A. MURDOCK, 59, is a co-founder of the Company and has served as an executive officer and member of the Company's board of directors since June 1994. He has been the Company's chief executive officer since January 26, 1999. Mr. Murdock also has served as president of SCC Asset Management Inc., formerly Studdert Companies Corporation ("SCC"), a related party, since 1992. For much of his career, Mr. Murdock was a commercial banker and a senior corporate executive with significant international emphasis and experience. Mr. Murdock also serves as a director of KLS Enviro Resources, Inc.("KLS") and SCC.

     ROGER D. DUDLEY, 50, is a co-founder of the Company and has served as an executive officer and member of the Company's board of directors since June 1994. Mr. Dudley currently serves as the Company's executive vice president and chief financial officer. After several years at IBM in marketing and sales, he began his career in the investment banking industry. He has extensive experience in corporate finance, equity and debt private placements and asset management. Mr. Dudley also serves as a director of KLS, SCC, and Audium Corporation.

     WILLIAM A. MAASBERG, JR., 62, became a director of the Company in September 1999 and was named chief operating officer February 1, 2000. From December 1997 through February 1999, Mr. Maasberg was vice president and general manager of the AMS Division of Eyring Corporation which manufactures multi-media electronic work instruction software applications. He was also a co-founder and principal in Information Enabling Technologies, Inc. ("IET"), and LIBRA Corporation ("LIBRA"), two companies focusing on software application development, and served in several key executive positions with both IET and LIBRA from May 1976 through November 1997. Mr. Maasberg worked for IBM Corporation from July 1965 through May 1976 in various capacities. He received his B.S. Degree from Stanford University in Electrical Engineering and his M.S. in Electrical Engineering from the University of Southern California.

         Messrs. Murdock, Dudley, and Maasberg are nominees for election to the Company's Board of Directors. None of the executive officers, directors or nominees of the Company is related to any other officer, director or nominee of the Company.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR
              -----------------------------------------------------

                                 PROPOSAL NO. 2

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected the certified public accounting firm of Hansen, Barnett & Maxwell ("HBM") as the independent public accountants for the Company for the fiscal year ending December 31, 2003. At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of HBM as the Company's independent public accountant for the 2003 fiscal year.

                  Changes in and Disagreements with Accountants
                     on Accounting and Financial Disclosure

         On July 16, 2002, the Company engaged HBM as the Company's independent public accountant to review the Company's interim financial statements and to audit the Company's financial statements beginning with the Company's fiscal year ending December 31, 2002. Subsequently, on November 18, 2002, the Company engaged HBM to reaudit the Company's financial statements for the fiscal year ending December 31, 2001. The Company terminated its relationship with and dismissed its former independent public accountant, Arthur Andersen LLP ("Andersen"), effective with the appointment of HBM in July 2002. The dismissal of Andersen and the appointment of HBM as the Company's new independent public accountant were approved by the Company's Audit Committee and Board of Directors on July 12, 2002.

         The Company's shareholders approved the appointment of HBM as the Company's independent public accountants for the year ended December 31, 2002, at a Special Meeting of Shareholders, held March 24, 2003.

         During the period from the date of Andersen's engagement as the Company's independent public accountant to July 16, 2002, the Company did not consult with HBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         During the most recent fiscal years ended December 31, 2001 and 2000, and the interim period subsequent to December 31, 2001, through the date of dismissal of Andersen, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that would have caused Andersen to make references in its audit report to such disagreements.

         Andersen's report on the Company's financial statements for the years ended December 31, 2000 and 1999, contained no adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles, except that Andersen's report dated March 29, 2001, contained an explanatory paragraph regarding the Company's ability to continue as a going concern.

         The Company filed with the Commission a current report on Form 8-K on July 17, 2002, disclosing the termination of the Company's engagement with Andersen, the Company's engagement of HBM, and other required information. The Company provided Andersen with a copy of the current report and requested that Andersen furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether Andersen agreed with the above statements. A representative of Andersen responded by advising the Company that Andersen would no longer provide letters relating to its termination as an audit client's independent public accountant, and that Andersen's inability to provide such letters had been discussed with the Staff at the Commission.

         On November 18, 2002, the Company engaged HBM to reaudit the Company's financial statements for the year ended December 31, 2001, and in connection with the reaudit, the Company amended its annual report on Form 10-K for the year ended December 31, 2001. The Company filed the amended annual report on Form 10-K for the year ended December 31, 2001, on December 18, 2002.

         Other than the termination of Andersen and the engagement of HBM, during the years ended December 31, 2001, 2000, and 1999, and through the date hereof, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees

         In 2002, the aggregate fees billed by HBM for its audit and quarterly reviews completed were $132,813.

Financial Information Systems Design and Implementation

         In 2002, there were no fees billed by HBM for financial information systems design and implementation.

All Other Fees

         In 2002, the aggregate fees billed by HBM for all other non-audit services were $0.

         Because there were no fees billed by or paid to HBM for financial information systems design and implementation or other fees, neither the Company's audit committee nor the Company's Board of Directors were required to consider whether the provision of such services would be compatible with maintaining HBM's independence.

                          Attendance at Annual Meeting

         Representatives of HBM are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

    THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

              -----------------------------------------------------

                       INFORMATION ABOUT FONIX CORPORATION

         The following table sets forth certain information concerning the executive officers and directors of the Company as of October 16, 2003:

 Name                               Age              Position

Thomas A. Murdock (1)*              59               Director, President & Chief Executive Officer
Roger D. Dudley   (2)*              50               Director, Executive Vice President & Chief Financial Officer
John A. Oberteuffer, Ph.D.          62               Director, Vice President & Chief Technology Officer
William A. Maasberg, Jr (1) (2)     63               Director, Chief Operating Officer
Rolf-Juergen Bruess                 54               President, Fonix International

         (1)      Member, Compensation Committee
         (2)      Member, Audit Committee
         *        Committee Chairman

         Biographical information on Messrs. Murdock, Dudley, and Maasberg appears above at page 3.

         JOHN A. OBERTEUFFER, Ph.D. has been a director of the Company since March 1997, vice president since January 1998 and chief technology officer since March 2001. He is the founder and former president of Voice Information Associates, Inc. ("VIA"), a consulting group that publishes the monthly newsletter, ASRNews. Dr. Oberteuffer also is president of the American Voice Input/Output Society ("AVIOS"). He was formerly vice president of Voice Processing Corp. (now merged with Voice Control Systems, Inc.), and also was founder and CEO of Iris Graphics, which was acquired by Seitex Corp. Dr. Oberteuffer received his bachelor's and master's degrees from Williams College, and his Ph.D. in Physics from Northwestern University. He was a member of the research staff at Massachusetts Institute of Technology for five years.

         ROLF-JUERGEN BRUESS is president of Fonix International and advisor for strategic implementation and marketing. He has over 20 years of senior and management experience in semiconductors, communications, consumer and automotive electronics, strategic technical marketing and sales with Siemens AG and Mannesmann VDO. He managed 1,500 world-wide engineering and sales personnel achieving $750 million in annual sales.

                      SIGNIFICANT EMPLOYEES AND CONSULTANTS

         In addition to the officers and directors identified above, the Company expects the following individuals to make significant contributions to the Company's business during 2002.

         D. LYNN SHEPHERD is vice president and general manager of embedded automotive and wireless and mobile applications and has been employed by the Company since 1997. He was employed by Synergetics from 1992 to March 13, 1997. Before his employment with Synergetics, he was employed with Mentorgraphics where he acted as a software systems architect in automatic semiconductor design. Before Mentorgraphics, he worked on a contract basis with Signetics, Inc. Mr. Shepherd graduated from Brigham Young University with a Bachelor of Science Degree in Electrical Engineering. He also received a Masters of Business Administration from Brigham Young University.

         R. BRIAN MONCUR is director of core technologies Implementation and has been with the Company since 1997. He was previously employed by Synergetics, Inc., from 1992 to 1997. Before his employment with Synergetics, he was employed by Signetics, Inc. and Mentorgraphics, where he was a senior process engineer and software development engineer. Mr. Moncur graduated from Brigham Young University with a Bachelor of Science degree in chemical engineering.

         K.H. KIM is vice president and general manager of Fonix Asia and has been employed by Fonix since 1998. Previously, he was employed as a senior researcher at Fujitsu Laboratories in Akashi, Japan, where he was in charge of multimodal human-computer information processing research projects. He has over 20 years of related experience in telecommunications, including a four-year assignment at the Advanced Telecommunications Research Institute. Mr. Kim has a Bachelor of Arts in Metallurgical Engineering from Han Yang University in Seoul, Korea, a Master of Science in Industrial Engineering from North Carolina A&T State University, and a Ph.D. in Industrial Engineering from North Carolina State University.

         EDWARD A. BRUCKERT is an advisory scientist and has been employed by Fonix since December 2001. Previously, he was employed by Force Computers, Inc. and Digital Equipment Corporation as the technical leader for the DECtalk text-to-speech product. His experience includes 31 years of work in speech synthesis and hardware engineering. Mr. Bruckert graduated from the University of Massachusetts with a Bachelor of Science in Electrical Engineering and a Bachelor of Science in Computing Engineering.

         C. HAL HANSEN is an independent consultant and is co-inventor of some of the Company's automated speech recognition technologies. He is chairman and CEO of Synergetics, IMC2, and Adiva Corporation. For approximately 14 years, he was employed by Signetics, Inc. in various capacities, including test equipment engineer, characterization engineer, product engineer, and electronic specialist. He was involved in the design, fabrication and release of layout design for PC boards and interfaces. In 1991, Mr. Hansen founded Synergetics, Inc., were he directs new product development and engineering. IMC2 currently provides consulting in research and development to the Company in the area of ASR. Mr. Hansen holds a degree in electronics from the Utah Trade Technical Institute of Provo, Utah.

         TONY R. MARTINEZ, Ph.D. is a senior consulting scientist for the Company's neural network development. He is an associate professor of Computer Science at Brigham Young University and currently heads up the Neural Network and Machine Learning Laboratory in the Brigham Young University Ph.D./MS program. His principal research is in neural networks, machine learning, ASOCS, connectionist systems, massively parallel algorithms and architectures, and non-von Neuman computing methods. He is associate editor of the Journal of Artificial Neural Networks. Dr. Martinez received his Ph.D. in computer science at University of California at Los Angeles.

         None of the executive officers or directors of the Company is related to any other officer or director of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SCC Asset Management Inc. ("SCC") (formerly Studdert Companies Corp.)

         SCC is a Utah corporation that provides investment and management services. The officers, directors and owners of SCC are Stephen M. Studdert, former chairman and CEO of the Company, and Thomas A. Murdock and Roger D. Dudley, each of whom is a director and executive officer of the Company.

         The Company subleased from SCC office space located at 60 East South Temple Street, Salt Lake City, Utah. The subleases, which expired in December 2002 and February 2003, required the Company to pay the actual monthly rental of $10,368 and all common area charges payable under the lease with SCC's landlord. During October 2002, the Company assumed SCC's lease obligation (see "Properties").

         On March 18, 2003, the Company executed a promissory note with the landlord in the amount of $113,768 covering the outstanding lease obligations under the subleases. The note bears annual interest at 10% and is payable in monthly installments of $3,000.

John A. Oberteuffer

         In February 2000, the Company entered into an agreement to purchase from John A. Oberteuffer, an executive officer and director of the Company, all of Dr. Oberteuffer's rights and interests in certain methods and apparatus for integrated voice and pen input for use in computer systems. In payment for Dr. Oberteuffer's technology, the Company granted Dr. Oberteuffer 15,000 warrants to purchase the Company's Class A common stock at an exercise price of $1.00 per share. The warrants expire February 10, 2010. Also, the Company granted Dr. Oberteuffer the right to repurchase the technology from the Company at fair market value if the Company subsequently determines not to commercialize the pen/voice technologies or products.

Loans from Senior Management to Company

         Two executive officers of the Company (the "Lenders") sold shares of Class A common stock owned by them and advanced the resulting proceeds amounting to $333,308 to the Company under the terms of a revolving line of credit and related promissory note. The funds were advanced for use in Company operations. The advances bear interest at 10 percent per annum, payable on a semi-annual basis. The entire principal, along with unpaid accrued interest and any other unpaid charges or related fees, is due and payable on June 10, 2003. Any time after December 11, 2002, all or part of the outstanding balance and unpaid interest may be converted at the option of the Lenders into shares of Class A common stock. The conversion price is the average closing bid price of the shares at the time of the advances. If converted, the conversion amount is divided by the conversion price to determine the number of shares to be issued to the Lenders. To the extent the market price of the Company's Class A common stock is below the conversion price at the time of conversion, the Lenders are entitled to receive additional shares equal to the gross dollar value received from the original sale of the shares. A beneficial conversion feature of $14,917 was recorded as interest expense in connection with this transaction. The Lenders may also receive additional compensation as determined appropriate by the Board of Directors. The Lenders subsequently pledged 30,866 shares of Class A common stock to the Equity Line Investor in connection with an advance of $182,676 to the Company under the Third Equity Line (see Note 11 to the condensed consolidated financial statements for the year ended December 31, 2002, included with this report). The Equity Line Investor subsequently sold the pledged shares and applied the proceeds in reduction of the advance. The value of the pledged shares of $82,242 was treated as an additional advance from the Lenders.

         The aggregate advances of $415,550 from the Lenders are secured by the Company's intellectual property rights and other assets.

                Compliance With Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms furnished to the Company during the fiscal year ended December 31, 2001, the Company is aware of the following untimely filings:

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms furnished to the Company during the fiscal year ended December 31, 2002, the Company is aware of the following untimely filings:

         Thomas A. Murdock received options to purchase 18,750 shares of the Company's Class A common stock on January 17, 2002, and options to purchase 5,000 shares of the Company's Class A common stock on March 5, 2002. Additionally, Mr. Murdock, as trustee of a voting trust (the "Voting Trust"), sold 128,750 shares held in the Voting Trust from June 7 to July 5, 2002. Mr. Murdock loaned the proceeds of the sales to the Company. In return, Mr. Murdock received from the Company a promissory note in the principal amount of $207,775, which became convertible into shares of the Company's Class A common stock on December 12, 2002. The sales of the shares and the acquisition of the options and the convertible promissory note were reported on a Form 5 filed on February 14, 2003.

         Roger D. Dudley received options to purchase 18,750 shares of the Company's Class A common stock on January 17, 2002, and options to purchase 5,000 shares of the Company's Class A common stock on March 5, 2002. Additionally, 35,673 shares of the Company's Class A common stock owned by Mr. Dudley and held in the Voting Trust, were sold from the Voting Trust in June 2002. Mr. Dudley loaned the proceeds of the sales to the Company. In return, Mr. Dudley received from the Company a promissory note in the principal amount of $207,775, which became convertible into shares of the Company's Class A common stock on December 12, 2002. Further, Mr. Dudley pledged 30,866 shares of Class A common stock to secure an advance to the Company by a third-party lender. The pledgee executed on the pledged shares and sold the shares in October and November 2002. The sales of the shares and the acquisition of the options and the convertible promissory note were reported on a Form 5 filed February 14, 2003.

         William A. Maasberg, Jr., received options to purchase 7,500 shares of the Company's Class A common stock on January 17, 2002, and options to purchase 5,000 shares of the Company's Class A common stock on March 5, 2002. The acquisition of the options was reported on a Form 5 filed February 14, 2003.

         John O. Oberteuffer received options to purchase 7,500 shares of the Company's Class A common stock on January 17, 2002, and options to purchase 5,000 shares of the Company's Class A common stock on March 5, 2002. The acquisition of the options was reported on a Form 5 filed February 14, 2003.

         Mark S. Tanner received options to purchase 5,000 shares of the Company's Class A common stock on March 5, 2002. The transaction will be reported on a Form 5 to be filed. Mr. Tanner resigned as a member of the Board of Directors on July 27, 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 31, 2003, the number of shares of Common Stock of the Company beneficially owned by all persons known to be holders of more than five percent of the Company's Common Stock and by the executive officers and directors of the Company individually and as a group. Unless indicated otherwise, the address of the stockholder is the Company's principal executive offices, 180 West Election Road, Suite 200, Draper, Utah 84020.

Name and Address of 5%
Beneficial Owners, Executive                       Number of Shares
Officers, and Directors                           Beneficially Owned                     Percent of Class (1)

Thomas A. Murdock                                    1,549,061(2)                               3.31%
Chairman of the Board & Chief
  Executive Officer

Roger D. Dudley                                      1,300,048(3)                               2.78%
Executive Vice President & Chief
 Financial Officer, Director

John A. Oberteuffer, Ph.D.                              54,417(4)                                  *
Vice President & Chief Technology
 Officer, Director

William A. Maasberg                                     36,062(5)                                  *
Chief Operating Officer, Director

All Officers and Directors as a                      2,939,587                                  6.10%
Group (4 persons)

*        Less than 1 percent.

(1) Percentages rounded to nearest 1/100th of one percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of Common Stock listed for each such person in the table.

(2) Includes 40,000 shares of Common Stock deposited in a voting trust (the "Voting Trust") as to which Mr. Murdock is the sole trustee and 2,380,771 shares of Common Stock issuable as of February 4, 2003, into the Voting Trust under a convertible promissory note (the "Convertible Note") held by Mr. Murdock and Mr. Dudley. Persons who have deposited their shares of Common Stock into the Voting Trust have dividend and liquidation rights ("Economic Rights") in proportion to the number of shares of Common Stock they have deposited in the Voting Trust, but have no voting rights with respect to such shares. All voting rights associated with the shares deposited into the Voting Trust are exercisable solely and exclusively by the Trustee of the Voting Trust. The Voting Trust expires, unless extended according to its terms, on the earlier of September 30, 2004, or any of the following events: (i) the Trustee terminates it; (ii) the participating shareholders unanimously terminate it; or (iii) the Company is dissolved or liquidated. Although as the sole trustee of the Voting Trust Mr. Murdock exercises the voting rights of all of the shares deposited into the Voting Trust, and accordingly has listed all shares in the table above, he has no economic or pecuniary interest in any of the shares deposited into the Voting Trust except for 1,190,386 shares issuable as of February 4, 2003, under the Convertible Note as to which he will directly own Economic Rights when issued. Also includes 71 shares owned directly by Mr. Murdock, 703 shares (including shares issuable upon the exercise of options) beneficially owned by members of Mr. Murdock's immediate family residing in the same household, and 109,583 shares of Common Stock underlying stock options owned by Mr. Murdock and exercisable presently or within 60 days of October 31, 2003. Does not include 16,667 options which are not exercisable presently or within 60 days of October 31, 2003.

(3) Includes (i) 1,190,386 shares of Common Stock issuable as of February 4, 2003, under the Convertible Note, which will be deposited into the Voting Trust when issued, (ii) 71 shares owned directly by Mr. Dudley;
         (iii) 8 shares owned by Mr. Dudley's minor children; and (iv) 109,583 shares underlying stock options exercisable presently or within 60 days of October 31, 2003. Does not include 16,667 options which are not exercisable presently or within 60 days of October 31, 2003.

(4) Consisting of options or warrants exercisable presently or within 60 days of October 31, 2003. Does not include 7,083 options which are not exercisable presently or within 60 days of October 31, 2003.

(5) Consisting of 480 shares owned directly by Mr. Maasberg, 165 shares owned by Mr. Maasberg's minor children, and 35,417 options exercisable presently or within 60 days of October 31, 2003. Does not include 7,083 options which are not exercisable presently or within 60 days of October 31, 2003.

                            Report of Audit Committee

         The Audit Committee conducted two meetings during the year ended December 31, 2002. The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and discussed with the independent auditor the independent auditor's independence. Based upon its review and the discussions described, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Company's Audit Committee Charter of Fonix Corporation is included as Appendix A.

        BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

         The Company's board of directors took action at five duly noticed meetings of the board during 2002. Each director attended (in person or telephonically) all of the meetings of the Company's board of directors. During 2002, the Company's board of directors had the following committees: Audit Committee, comprised of Messrs. Dudley (chairman) and Maasberg; and Compensation Committee, comprised of Messrs. Murdock (chairman) and Maasberg. These standing committees conducted meetings in conjunction with meetings of the full board of directors.

                            Compensation of Directors

         Prior to April 1996, the Company's directors received no compensation for their service. The Company historically has reimbursed its directors for actual expenses incurred in traveling to and participating in directors' meetings, and the Company intends to continue that policy for the foreseeable future. On March 30, 1996, the Company's board of directors adopted, and the Company's shareholders subsequently approved, the Company's 1996 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, members of the Board as constituted on the date of adoption received options to purchase 5,000 shares of the Company's Class A common stock for each year (or any portion thereof consisting of at least six months) during which such persons had served on the board for each of fiscal years 1994 and 1995 and were granted 5,000 shares for each of fiscal years 1996 through 2002, which options vested after completion of at least six months' service on the board during those fiscal years. These options have terms of ten years. Similar grants have been made to the Company's directors under the Company's 1998 Stock Option Plan, as set forth elsewhere in this proxy statement.

         Directors who are executive officers are also entitled to participate under the 2002 Employee Compensation Plan, described elsewhere in this Proxy Statement.

                        Option Grants in Fiscal Year 2002


                                                                                              Potential Realizable Value at
                                                                                                 Assumed Annual Rates of
                                      Individual Grants                                       Stock Price Appreciation for
                                                                                                       Option Term
           (a)                    (b)               (c)              (d)            (e)            (f)            (g)
                               Number of        % of Total
                              Securities        Options to        Exercise
                              Underlying       Employees in         Price       Expiration
Name                        Options Granted     Fiscal Year       ($/share)        Date            5%             10%
                                  (#)

Thomas A. Murdock               18,750            11.9%             $3.60         1/17/12       $109,950        $175,078
                                 5,000             3.2%             $2.00         3/4/12         $16,289         $25,937

Roger D. Dudley                 18,750            11.9%             $3.60         1/17/12       $109,950        $175,078
                                 5,000             3.2%             $2.00         3/4/12         $16,289         $25,937

William A. Maasberg, Jr.         7,500             4.8%             $3.60         1/17/12        $43,980         $70,031
                                 5,000             3.2%             $2.00         3/4/12         $16,289         $25,937

John A. Oberteuffer              7,500             4.8%             $3.60         1/17/12        $43,980         $70,031
                                 5,000             3.2%             $2.00         3/4/12         $16,289         $25,937


               Aggregated Option/SAR Exercises in Last Fiscal Year
                 and Related December 31, 2002 Option/SAR Values


           (a)                    (b)                (c)                  (d)                           (e)
                                                                     Number of Securities
                                                                    Underlying Unexercised      Value of In-the-Money
                                                                   Options/SARs at December    Options/SARs at December
                                                                           31, 2002                    31, 2002
                            Shares Acquired                        Exercisable/Unexercisable  Exercisable/Unexercisable
Name                        on Exercise (#)   Value Realized ($)              (#)                        ($)

Thomas A. Murdock                  0                  $ 0               103,925/28,750                  $0/$0
Roger D. Dudley                    0                  $ 0                99,167/27,083                  $0/$0
William A. Maasberg, Jr.           0                  $ 0                28,750/13,750                  $0/$0
John A. Oberteuffer                0                  $ 0                34,833/11,667                  $0/$0

                             EXECUTIVE COMPENSATION

             Compensation Committee Report on Executive Compensation

         Preliminary Note: Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the 1933 Act or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including, but not limited to, this Proxy Statement, in whole or in part, the following Executive Compensation Report and the performance graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.

         This Executive Compensation Report discusses the Company's executive compensation policies and the basis for the compensation paid to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than its Chief Executive Officer who were serving as executive officers at December 31, 2002, and whose annual compensation exceeded $100,000 during such year (collectively, the "Named Executive Officers"), during the year ended December 31, 2002.

Compensation   Policy.   The  Committee's   policy  with  respect  to  executive
compensation has been designed to:

         o Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

         o Reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term value of the Company; and

         o Align the interests of the executive officers with those of the Company's shareholders with respect to short-term operating goals and long-term increases in the price of the Company's common stock.

         The components of compensation paid to executive officers consist of:
(a) base salary, (b) incentive compensation in the form of annual bonus payments and stock options awarded by the Company under the Company's stock incentive plans and (c) certain other benefits provided to the Company's executive officers. The Company's Compensation Committee is responsible for reviewing and approving cash compensation paid by the Company to its executive officers and members of the Company's senior management team, including annual bonuses and stock options awarded under the Company's stock incentive plans, selecting the individuals who will be awarded bonuses and stock options under the stock incentive plans, and for determining the timing, pricing and amount of all stock options granted thereunder, each within the terms of the Company's stock incentive plans.

         The Company's executive compensation program historically has emphasized the use of incentive-based compensation to reward the Company's executive officers and members of senior management for the achievement of goals established by the board of directors. The Company uses stock options to provide an incentive for a substantial number of its officers and employees, including selected members of management. The Company believes its incentive compensation plan rewards management when the Company and its shareholders have benefitted from achieving the Company's goals and targeted research and development objectives, all of which the Compensation Committee feels will dictate, in large part, the Company's future operating results. The Compensation Committee believes that its policy of compensating officers and employees with incentive-based compensation fairly and adequately compensates those individuals in relation to their responsibilities, capabilities and contribution to the Company, and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry.

         Components of Compensation. The primary components of compensation paid by the Company to its executive officers and senior management personnel, and the relationship of such components of compensation to the Company's performance, are discussed below:

          o Base Salary. Subject to the terms of employment agreements with certain executive officers, the Compensation Committee periodically reviews and approves the base salary paid by the
               Company to its executive officers and members of the senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Compensation Committee periodically reviews the base salaries of senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for the Company's executive officers have historically been reasonable in relation to the Company's size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

          o Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of short-term operating goals and long-term increases in shareholder value. The Company's stock incentive plans allow the Board of Directors or the Compensation Committee to grant stock options to executive officers and employees for the purchase of shares of the Company's Class A common stock. Under the terms of the stock incentive plans, the Board of Directors and the Compensation Committee have authority, within the terms of the stock incentive plans, to select the executive officers and employees who will be granted stock options and to determine the timing, pricing and number of stock options to be awarded. The Compensation Committee believes that the stock options granted under the stock incentive plans reward executive officers only to the extent that shareholders have benefitted from increases in the value of the Company's common stock.

          o Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

         Compensation of the Chief Executive Officer. As described elsewhere in this Report, the Company has entered into an executive employment agreement with Mr. Murdock. The material terms of this executive employment agreement are described herein. The Compensation Committee believes that the monthly compensation under such contract adequately and fairly compensates this executive officer in relation to his respective responsibilities, capabilities, contributions and dedication to the Company and secures for the Company the benefit of his leadership, management and financial skills and capabilities. Moreover, the Compensation Committee believes that the salary and other benefits are reasonable in relation to the responsibilities, capabilities, contributions and dedication of Mr. Murdock to the Company and are warranted to keep them in line with the compensation earned by chief executive officers employed by companies of comparable size or within the Company's industry.

         Conclusion. The Compensation Committee believes that the concepts discussed above further the shareholders' interests because a significant part of executive compensation is based upon the Company achieving its marketing, sales and product development goals and other specific goals set by the board of directors. At the same time, the Compensation Committee believes that the program encourages responsible management of the Company in the short-term. The Compensation Committee regularly considers plan design so that the total program is as effective as possible in furthering shareholder interests.

         The Compensation Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

                             Respectfully submitted,

                             Compensation Committee:
                             Thomas A. Murdock
                             William A. Maasberg, Jr.

         The following table sets forth information concerning the compensation paid or accrued to all persons serving as the Company's chief executive officer and the Company's most highly compensated executive officers other than its chief executive officer who were serving as executive officers at December 31, 2002 and whose annual compensation exceeded $100,000 during such year (collectively the "Named Executive Officers"):

                           Summary Compensation Table


                                                          Annual Compensation                 Long-Term Compensation
                                                                            Other              Securities Underlying
Name and Principal Position          Year            Salary              Annual Bonus            Options/SARs (8)
---------------------------          ----     ---------------------      ------------            ----------------
Thomas A. Murdock (1)                2000     $        320,804                --                    46,250/0
Chief Executive Officer & President  2001     $        315,057                --                    17,500/0
                                     2002     $        315,096 (2)            --                    23,750/0

Roger D. Dudley (1)                  2000     $        320,845                --                    46,250/0
Executive Vice President & Chief     2001     $        314,895                --                    17,500/0
Financial Officer                    2002     $        315,487 (3)            --                    23,750/0

William A. Maasberg (4)              2000     $        208,411                --                    13,750/0
Chief Operating Officer              2001     $        226,584                --                    11,250/0
                                     2002     $        226,584 (5)            --                    12,500/0

John A. Oberteuffer (6)              2000     $        227,348                --                     8,750/0
Vice President & Chief Technology    2001     $        234,716                --                    11,250/0
Officer                              2002     $        225,420 (7)            --                    12,500/0

         (1) The Company has executive employment agreements with Messrs. Murdock and Dudley that were initiated November 1, 1996 and amended effective January 31, 2000 to extend the term of the agreement and reduce the base compensation. The material terms of each executive employment agreement with Messrs. Murdock and Dudley are identical and are as follows: the annual base salary for each executive officer is $309,400 and may be adjusted upward in future years as deemed appropriate by the board of directors. The expiration date is December 31, 2005. As bonus compensation for extending the term of each agreement at a compensation level less than provided in the original agreement, each executive was granted options to purchase 35,000 options of the Company's Class A common stock at an exercise price of $1.01. The options expire July 19, 2010.

                     Each such executive officer also is entitled to customary insurance benefits, office and support staff and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

                     Each executive employment agreement contains a non-disclosure, confidentiality, non- solicitation and non-competition clause. Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

         (2) Because of the Company's inability to access the Third Equity Line during much of 2002, the Company did not pay Mr. Murdock $114,259 of his compensation due for 2002.

         (3) Because of the Company's inability to access the Third Equity Line during much of 2002, the Company did not pay Mr. Dudley $141,808 of his compensation due for 2002.

         (4) The Company has an employment agreement with Mr. Maasberg that was effective February 1, 2000. The terms of the agreement establish the annual base salary of $225,000, which may be adjusted upward in future years as deemed appropriate by the board of directors. Mr. Maasberg is entitled to customary insurance benefits, office and support staff. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind. The employment contract expired January 31, 2003. The Company has extended the employment contract through December 31, 2003.

                     The employment agreement contains a non-disclosure, confidentiality, non-solicitation and non- competition clause. Under the terms of the non-competition clause, Mr. Maasberg has agreed that for a period of 18 months after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

         (5) Because of the Company's inability to access the Third Equity Line during much of 2002, the Company did not pay Mr. Maasberg $102,824 of his compensation due for 2002.

         (6)         The Company has an employment agreement with Mr.
                     Oberteuffer that was effective February 1, 2000 and subsequently amended effective April 1, 2001. The terms of the agreement establish the annual base salary of $235,000, which may be adjusted upward in future years as deemed appropriate by the board of directors. Mr. Oberteuffer is entitled to customary insurance benefits, office and support staff, and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind. The employment contract expired January 31, 2003. The Company has extended the employment contract through December 31, 2003.

                     The employment agreement contains a non-disclosure, confidentiality, non-solicitation and non- competition clause. Under the terms of the non-competition clause, Mr. Oberteuffer has agreed that for a period of 18 months after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

         (7) Because of the Company's inability to access the Third Equity Line during much of 2002, the Company did not pay Dr. Oberteuffer $99,125 of his compensation due for 2002.

         (8) All options granted in 2002, 2001, and 2000 were granted pursuant to the Company's 1998 Stock Option Plan.

                              EMPLOYMENT CONTRACTS

         The Company has executive employment agreements with Messrs. Murdock and Dudley that were initiated November 1, 1996, and amended effective January 31, 2000, to extend the term of the agreement and reduce the base compensation. The material terms of each executive employment agreement with Messrs. Murdock and Dudley are identical and are as follows: the annual base salary for each executive officer is $309,400 and may be adjusted upward in future years as deemed appropriate by the board of directors. The expiration date is December 31, 2005. As bonus compensation for extending the term of each agreement at a compensation level less than provided in the original agreement, each executive was granted options to purchase 1,400,000 options of the Company's Class A common stock at an exercise price of $1.01. The options expire July 19, 2010.

         Each such executive officer also is entitled to customary insurance benefits, office and support staff and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

         Each executive employment agreement contains a non-disclosure, confidentiality, non-solicitation and non- competition clause. Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

         The Company has an employment agreement with Mr. Maasberg that was effective February 1, 2000. The terms of the agreement establish the annual base salary of $225,000, which may be adjusted upward in future years as deemed appropriate by the board of directors. Mr. Maasberg is entitled to customary insurance benefits, office and support staff. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

         The employment agreement contains a non-disclosure, confidentiality, non-solicitation and non-competition clause. Under the terms of the non-competition clause, Mr. Maasberg has agreed that for a period of 18 months after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

         The Company has an employment agreement with Mr. Oberteuffer that was effective February 1, 2000 and subsequently amended effective April 1, 2001. The terms of the agreement establish the annual base salary of $235,000, which may be adjusted upward in future years as deemed appropriate by the board of directors. Mr. Oberteuffer is entitled to customary insurance benefits, office and support staff, and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

         The employment agreement contains a non-disclosure, confidentiality, non-solicitation and non-competition clause. Under the terms of the non-competition clause, Mr. Oberteuffer has agreed that for a period of 18 months after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

Other Information

         U.S. Department of Labor Settlement Agreement - On March 5, 2003, the Company entered into a settlement agreement with the U.S. Department of Labor relating to back wages owed to former and current employees during 2002. Under the agreement the Company will pay an aggregate of $4,755,041 to certain former and current employees in twenty-four installment payments. The first installment payment was due May 1, 2003. The remaining payments are due on the first day of each month, until paid in full, If any of the installment payments are more than fifteen days late, the entire balance may become due and payable.

         The Company did not have sufficient cash to pay the first installment payment due May 1, 2003. The Company reached an agreement with the Department of Labor to extend the commencement date for installment payments to August 1, 2003 and has made the required payments due under the agreement.

         Employees may elect to receive a portion of their wages in registered shares of the Company's Class A common stock. However, the amount that represents minimum wage and overtime, if any, as defined in the Fair Labor Standards Act of 1938, may not be paid with the Company's Class A common stock.

Stock Performance Graph

         The following graph compares the yearly cumulative total returns from the Company's Class A common stock during the five fiscal year period ended December 31, 2002, with the cumulative total return on the Media General Index and the Standard Industrial Classification (SIC) Code Index for that same period. The comparison assumes $100 was invested on December 31, 1997, in the Company's Class A common stock and in the common stock of the companies in the referenced Indexes and further assumes reinvestment of dividends.

                                [GRAPHIC OMITTED]

                                 1997        1998       1999       2000       2001       2002
                                -------    -------    -------    --------   --------  ---------
      FONIX CORPORATION         100.00      42.88       9.60       9.76       3.33       1.28
       SIC CODE INDEX           100.00      94.69     171.40     197.61      57.68      15.58
     NASDAQ MARKET INDEX        100.00     141.04     248.76     156.35     124.64      86.94




                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

              -----------------------------------------------------


                                  ANNUAL REPORT

         Copies of the Company's Annual Report on Form 10-K (including financial statements and financial statement schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company -
Attention: Roger D. Dudley, 180 West Election Road, Suite 200, Draper, Utah, 84020. A request for a copy of the Company's Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on October 31, 2003. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

         A Copy of the Company's 2002 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

              -----------------------------------------------------


                              SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2001 Annual Meeting of Shareholders must have been received by the Company by December 31, 2002. No such proposals were received.

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2003 Annual Meeting of Shareholders must be received by the Company by December 31, 2003. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is received by December 31, 2003, and determine whether it is a proper proposal to present to the 2004 Annual Meeting.

              -----------------------------------------------------


         The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                        By Order of the Board of Directors

                        /s/ Thomas A. Murdock
                        Thomas A. Murdock
                        Chairman of the Board and Chief Executive Officer

Salt Lake City, Utah
November 10, 2003

                                   APPENDIX A

                  AUDIT COMMITTEE CHARTER OF FONIX CORPORATION


                             AUDIT COMMITTEE CHARTER
                                       of
                                FONIX CORPORATION


Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.


Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.


Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

         o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

         o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

         o Review with the independent auditors and the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

         o Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

         o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

         o Review with management and the independent auditors the financial statements contained in the annual and quarterly reports to be filed with the Securities and Exchange Commission to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any changes in accounting principles should be reviewed.

         o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporations' financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

         o Review accounting and financial human resources and succession planning within the corporation.

         o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

         o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

EXHIBIT 1
FORM OF PROXY
                                Fonix Corporation
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Murdock and Roger D. Dudley and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned at the Annual Meeting of Shareholders to be held at the Salt Lake City Center Marriott Hotel, located at 220 South State Street, Salt Lake City, Utah 84111, on Monday, December 22, 2003, at 10:00 a.m., M.S.T., or at any adjournment thereof.

1. Election of Directors.
FOR             WITHHOLD AS TO ALL         FOR ALL EXCEPT
/  /                   /  /                    /  /

(INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

Thomas A. Murdock   Roger D. Dudley   William A. Maasberg, Jr.

2. To approve the Board of Directors' selection of Hansen, Barnett & Maxwell as the Company's independent public accountant for the fiscal year ending December 31, 2003.
         FOR                        AGAINST                            ABSTAIN
         / /                           / /                               / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

Please sign and date this proxy where shown below and return it promptly:

Date:                                             , 2003
                     -----------------------------
Signed:
SIGNATURE(S)
              -----------------------------------------------------------------

PLEASE SIGN ABOVE EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.